Exhibit 23.3
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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to incorporation by reference in the Registration Statement on Form S-8 of EMC Insurance Group Inc. of our reports dated February 27, 2001, relating to the consolidated balance sheet of EMC Insurance Group Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of income, stockholders' equity and cash flows and related financial statement schedules for each of the years in the two-year period ended December 31, 2000, which reports appear in the December 31, 2001 annual report on Form 10-K of EMC Insurance Group Inc.


                              By /s/ KPMG LLP
                              -----------------
                              KPMG LLP

Des Moines, Iowa
March 10, 2003